SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	September 23, 2014
MERIDIAN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-14902	31-0888197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (513) 271-3700
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On September 23, 2014, Meridian Bioscience, Inc. ("Meridian" or the "Company") executed an amendment to John A. Kraeutler's Amended and Restated Employment Agreement ("Employment Agreement Amendment") which extends his employment as the Company's Chief Executive Officer to December 31, 2014. During this extension period, the Company and Mr. Kraeutler expect to negotiate a new employment agreement covering Mr. Kraeutler's added responsibilities as Chairman of the Board of Directors, which became effective September 15, 2014. Also on September 23, 2014, the Company and Mr. Kraeutler executed an amendment to Mr. Kraeutler's Supplemental Benefit Agreement ("Benefit Agreement Amendment"), which recognizes that as of September 30, 2014 certain additional benefits under this agreement have been earned. The summary of the Employment Agreement Amendment and Benefit Agreement Amendment described above is qualified in its entirety by reference to the Employment Agreement Amendment and Benefit Agreement Amendment, the respective copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01                      Financial Statement and Exhibits.
(d)    Exhibits
10.1	Amendment No. 1 to Amended and Restated Employment Agreement Dated September 23, 2014 between Meridian and John A. Kraeutler
10.2	Amendment No. 1 to Supplemental Benefit Agreement Dated September 23, 2014 between Meridian and John A. Kraeutler

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN BIOSCIENCE, INC.

Date: September 25, 2014	By:/s/ Melissa A. Lueke
Melissa A. Lueke
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)